SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report:  September 22, 2004


SurgiLight, Inc.
(Exact Name of Registrant as specified in its charter)



Florida						000-24897			   35-1990562
(State of Incorporation)		(Commission file No.)	          (IRS Employer
										ID Number)



12001 Science Drive, Suite 140, Orlando, FL  32826
(Address of Principal Offices)



Registrant's telephone number: (407) 482-4555










Item 5.02.	Departure of Directors

Effective September 20, 2004, Lee Chow, Ph.D., Sylvia
Norton, M.D., L.H.D., and John Varley, have resigned as members of the Registrant's Board of Directors.

Mr. Varley served on the Audit Committee and was also designated as the "Audit Committee" financial expert as that term is defined in Item 401 (h)(2) of Regulation S-K.

Dr. Chow served on the Audit Committee.

The resignations were not the result of any disagreement with the Registrant on any matter relating to the operations, policies or practices of the Registrant or the Audit Committee.

Item 9.01	Financial Statements and Exhibits.

( ) ( )
Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


			SurgiLight, Inc.

Date:	September 22, 2004

			By:  /s/ Timothy J. Shea
			Timothy J. Shea, President